Exhibit 1.1

Execution Version

Second AMENDMENT TO
AGREEMENT AND PLAN OF MERGER

This Second Amendment (this “Amendment”) to that certain Agreement and Plan of Merger, dated as of September 8, 2021, by and among Highland Transcend Partners I Corp., a Cayman Islands exempted Company (NYSE: HTPA.U) (“HTP”), Picasso Merger Sub I, Inc., a Delaware corporation and wholly owned direct subsidiary of HTP (“Blocker Merger Sub I”), Picasso Merger Sub II, LLC, a Delaware limited liability company and wholly owned direct subsidiary of HTP (“Blocker Merger Sub II” and together with Blocker Merger Sub I, the “Blocker Merger Subs”), Picasso Merger Sub III, LLC, a Delaware limited liability company and a wholly owned direct subsidiary of HTP (“Company Merger Sub”), Carlyle Partners VII Pacer Holdings, L.P., a Delaware limited partnership (“Pacer Holdings”), CP VII Pacer Corp., a Delaware corporation (“Pacer Corp. Blocker”), CP VII Pacer EU L.P., a Delaware limited partnership (“Pacer L.P. Blocker”, and together with Pacer Corp. Blocker, the “Blockers” and together with Pacer Holdings, the “Blocker Parties”), Packable Holdings, LLC, a Delaware limited liability company (formerly known as Entourage Commerce, LLC, the “Company”) and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative, agent and attorney-in-fact of the Holders (the “Holder Representative”) (such agreement, the “Merger Agreement” and, as so amended by that certain First Amendment thereto, dated as of October 21, 2021, by and among the parties thereto (the “First Amendment”), the “Amended Merger Agreement”), is made and entered into as of January 21, 2022 by and among HTP, the Blocker Merger Subs, Company Merger Sub, Picasso Merger Sub IV, LLC, a Delaware limited liability company and a wholly owned direct subsidiary of HTP (“GPI Blocker Merger Sub”), the Blocker Parties, GPI Capital Gemini HoldCo LP, a Delaware limited partnership (“GPI Blocker Owner”), GPI Capital Gemini LLC, a Delaware limited liability company (“GPI Blocker” and, together with GPI Blocker Owner, the “GPI Parties”), the Company, and the Holder Representative (collectively referred to herein as the “Parties”). Capitalized terms in this Amendment that are used but not otherwise defined herein shall have the respective meanings given to them in the Amended Merger Agreement.

RECITALS

WHEREAS, the parties to the First Amendment amended the Merger Agreement on October 21, 2021, and the Parties desire to further amend the Merger Agreement; and

WHEREAS, Section 14.10 of the Merger Agreement provides that the Merger Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by each of the Parties.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained in this Amendment and the Merger Agreement, for other good and valuable consideration, the value, receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

AMENDMENTS

1.             Parties. Each of GPI Blocker Merger Sub, GPI Blocker Owner and GPI Blocker is hereby added as a party to the Amended Merger Agreement and shall be bound by the Amended Merger Agreement as if an original party thereto. Accordingly, from and after the date of this Amendment, references to “Party” or “Parties” in the Amended Agreement shall include each of GPI Blocker Merger Sub, GPI Blocker Owner and GPI Blocker and references to “Blocker Merger Subs” shall include GPI Blocker Merger Sub.

2.            Recitals. The following recitals to the Amended Merger Agreement are hereby amended as follows:

a.	the sixth recital to the Amended Merger Agreement is hereby amended and restated in its entirety as follows:

WHEREAS, on the Closing Date, upon the terms and subject to the conditions of this Agreement, at the Blocker Mergers Effective Time (as defined below), simultaneously (i) Blocker Merger Sub I will merge with and into Pacer Corp. Blocker, with Pacer Corp. Blocker as the surviving corporation and wholly owned Subsidiary of Surviving Pubco (the “First Blocker Merger”), (ii) Blocker Merger Sub II will merge with and into Pacer L.P. Blocker (following its conversion to a Delaware limited liability company), with Pacer L.P. Blocker as the surviving company and wholly owned Subsidiary of Surviving Pubco (the “Second Blocker Merger”), and (iii) GPI Blocker Merger Sub will merge with and into GPI Blocker, with GPI Blocker as the surviving company and wholly owned Subsidiary of Surviving Pubco (the “Third Blocker Merger” and together with the First Blocker Merger and Second Blocker Merger, the “Blocker Mergers”), and immediately thereafter, at the HTP Mergers Effective Time, simultaneously (i) Pacer Corp. Blocker will merge with and into Surviving Pubco, with Surviving Pubco as the surviving company (the “First HTP Merger”), (ii) Pacer L.P. Blocker will merge with and into Surviving Pubco, with Surviving Pubco as the surviving company (the “Second HTP Merger”), and (iii) GPI Blocker will merge with and into Surviving Pubco, with Surviving Pubco as the Surviving Company (the “Third HTP Merger” and together with the First HTP Merger and the Second HTP Merger, the “HTP Mergers”);

b.	the seventh recital to the Amended Merger Agreement is hereby amended and restated in its entirety as follows:

WHEREAS, for U.S. federal (and, as applicable, state and local) income Tax purposes, the Parties intend that the Domestication will qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the “Code”) and that this Agreement be adopted as a “plan of reorganization” with respect thereto for purposes of Section 368 of the Code and the Treasury Regulations promulgated thereunder;

c.	the ninth recital to the Amended Merger Agreement is hereby amended to add “, the GPI Parties” immediately after “Blocker Parties”.

3.             Definitions.

a.	In addition, Section 1.01 of the Amended Merger Agreement is hereby amended to add each of the following definitions in alphabetical order:

i.	“GPI Blocker Equity Interests” means, with respect to GPI Blocker, the issued and outstanding equity interests or limited liability company units, as applicable, in GPI Blocker immediately prior to the Blocker Mergers Effective Time.

ii.	“GPI Blocker Owner” means GPI Capital Gemini HoldCo LP, a Delaware limited partnership.

iii.	“GPI Parties” shall mean GPI Blocker Owner and GPI Blocker.

iv.	“Outstanding Warrant” means any outstanding warrant to purchase Company Units issued pursuant to the Warrant to Purchase Common Units of the Company, issued on July 24, 2020 (the “Company Warrant Agreement”).

v.	“Total GPI Blocker Equity Consideration” means, with respect to the GPI Blocker, a number of Surviving Pubco Class A Shares equal to (a)(I) the number of Company Common Units issuable to GPI Blocker upon exercise of the Outstanding Warrant in full immediately prior to the Effective Time pursuant to Section 4.3 of the Company Warrant Agreement (on a cash settlement basis, as opposed to “net settlement”), as if such Outstanding Warrant was exercised or settled in full upon payment of the full cash exercise price, multiplied by (II) the quotient of (i) (A) an amount equal to the Participating Merger Consideration, divided by (B) the HTP Stock Value, divided by (C) the Participating Unit Number, plus (b) the quotient of (1) (x) GPI Blocker’s cash and cash equivalents, if any, minus (y) GPI Blocker’s Indebtedness, if any, minus (z) the aggregate exercise price of the Outstanding Warrant, divided by (2) the HTP Stock Value. For the avoidance of doubt, the foregoing clause (b) may be a negative number.

b.	The definition of “Company Option” in Section 1.01 of the Amended Merger Agreement is hereby amended and restated in its entirety as follows:

“Company Option” means each outstanding option to purchase Company Units granted or otherwise issued pursuant to the Company Equity Plan, in each case of the foregoing clause of this definition, whether vested or unvested, that is outstanding immediately prior to the Effective Time.

c.	The definition of “Issued Surviving Company Units” in Section 1.01 of the Amended Merger Agreement is hereby amended and restated in its entirety as follows:

“Issued Surviving Company Units” means the number of Acquired Surviving Company Units minus the number of Acquired Surviving Company Units held by HTP that are attributable to the Company Units held by the Blockers immediately prior to the Blocker Mergers (after giving effect to the Pre-Closing Blocker Reorganization) minus the number of Acquired Surviving Company Units held by HTP that are attributable to the Company Units issuable to the GPI Blocker immediately prior to the Third Blocker Merger.

4.             The Mergers. The following provisions of Section 3.01 of the Amended Merger Agreement are hereby amended as follows:

a.	Section 3.01(b) of the Amended Merger Agreement is hereby amended to delete “and together with the Surviving Pacer Corp. Blocker, the “Surviving Blockers””, and the definition of “Surviving Blockers” set forth in Section 1.01 of the Amended Merger Agreement is hereby amended and restated in its entirety as follows: “Surviving Blockers” has the meaning specified in Section 3.01(f).

b.	The following shall be added as a new Section 3.01(f) to the Amended Merger Agreement:

The Third Blocker Merger. Upon the terms and subject to the conditions set forth herein, and in accordance with the LLC Act, at the Blocker Mergers Effective Time, simultaneous with the First Blocker Merger and the Second Blocker Merger, GPI Blocker Merger Sub shall be merged with and into the GPI Blocker. As a result of the Third Blocker Merger, the separate limited liability company existence of GPI Blocker Merger Sub shall cease, and GPI Blocker shall continue as the surviving company and as a wholly owned subsidiary of Surviving Pubco (sometimes referred to, in such capacity, as the “Surviving GPI Blocker” and together with the Surviving Pacer Corp. Blocker and the Surviving Pacer L.P. Blocker, the “Surviving Blockers”). The Third Blocker Merger shall be evidenced by a Certificate of Merger between GPI Blocker Merger Sub and GPI Blocker in substantially the form of Annex P (“Certificate of Merger VI”).

c.	The following shall be added as a new Section 3.01(g) to the Amended Merger Agreement:

The Third HTP Merger. Upon the terms and subject to the conditions set forth herein, and in accordance with the DGCL, immediately after the Blocker Mergers, at the HTP Mergers Effective Time, the Surviving GPI Blocker shall be merged with and into Surviving Pubco. As a result of the Third HTP Merger, the separate limited liability company existence of the Surviving GPI Blocker, shall cease, and Surviving HTP shall continue as the surviving company. The Third HTP Merger shall be evidenced by a Certificate of Merger between Surviving GPI Blocker and HTP in substantially the form of Annex Q (“Certificate of Merger VII”).

d.	Section 3.01(e) of the Amended Merger Agreement shall be amended to delete the third “and” in the last sentence thereof and to add “, Certificate of Merger VI, and Certificate of Merger VII” immediately after “Certificate of Merger IV,”.

5.            Effect of the Mergers. Section 3.02(a) of the Amended Merger Agreement is hereby amended to replace “and” immediately before “(ii)” with “,” and to add the following immediately after “as provided under the LLCA Act”: “and (iii) Surviving GPI Blocker shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of GPI Blocker Merger Sub and GPI Blocker, as provided under the LLC Act.”

6.            Certificates of Formation and Limited Liability Agreements of the Surviving Blockers, Surviving Pubco and the Surviving Company. The first sentence of Section 3.04 of the Amended Merger Agreement is hereby amended to add “and GPI Blocker Merger Sub” immediately after “Blocker Merger Sub II” and to add “and Surviving GPI Blocker” immediately after “Surviving Pacer L.P. Blocker”.

7.            The Blocker Mergers. Section 4.01 of the Amended Merger Agreement is hereby amended in its entirety as follows:

(a)           Blocker Merger Sub Interests. At the Blocker Mergers Effective Time, by virtue of the Blocker Mergers and without any action on the part of any Party, each equity interest of each Blocker Merger Sub, respectively, that is issued and outstanding immediately prior to the Blocker Mergers Effective Time shall cease to be outstanding and shall be converted into one validly issued equity interest and limited liability company unit of Surviving Pacer Corp. Blocker, Surviving Pacer L.P. Blocker and Surviving GPI Blocker, as applicable, respectively, and shall constitute the total amount of issued and outstanding equity interests or limited partnership interests of Surviving Pacer Corp. Blocker, Surviving Pacer L.P. Blocker and Surviving GPI Blocker, as applicable, respectively, as of immediately following the Blocker Mergers Effective Time. No holder of equity interests or limited partnership interests in any of the Blocker Merger Subs, when so converted, shall have any further rights with respect thereto.

(b)          Blocker Equity Interests. At the Blocker Mergers Effective Time, by virtue of the First Blocker Merger and the Second Blocker Merger and without any action on the part of the HTP Parties, or any Blocker Owner, each Blocker Equity Interest that is issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become the right to receive the Per Blocker Equity Interest Merger Consideration applicable to such Blocker. As of the Effective Time, all such Blocker Equity Interests shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each Blocker Owner shall thereafter cease to have any rights with respect thereto, except the right to receive the consideration set forth in this Section 4.01.

(c)          GPI Blocker Equity Interests. At the Blocker Mergers Effective Time, by virtue of the Third Blocker Merger and without any action on the part of the HTP Parties, or the GPI Blocker Owner, all GPI Blocker Equity Interests that are issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become the right to receive the Total GPI Blocker Consideration. As of the Effective Time, all such GPI Blocker Equity Interests shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and GPI Blocker Owner shall thereafter cease to have any rights with respect thereto, except the right to receive the consideration set forth in this Section 4.01(c).

8.            HTP Mergers. The first sentence of Section 4.02 of the Amended Merger Agreement is hereby amended to add “or GPI Blocker Equity Interests, as applicable” immediately after “Blocker Equity Interests”. The second sentence of Section 4.02 of the Amended Merger Agreement is hereby amended to add “, as applicable,” immediately following “Company Units”.

9.             Earnout. The Amended Merger Agreement shall be amended as follows to permit GPI Blocker Owner to participate in the issuance of certain Earnout Shares in accordance with the Amended Merger Agreement:

a.	Section 4.04(a) of the Amended Merger Agreement is hereby amended to add “or GPI Blocker Owner” immediately after each instance of “Blocker Owner(s)”.

b.	Schedule A (Earnout) to the Amended Merger Agreement is hereby amended to (a) add “or GPI Blocker Owner” immediately after each instance of “or Blocker Owner”, (b) add “and GPI Blocker Owner” immediately after “each Blocker Owner” and (c) add “or GPI Blocker” immediately after “a Blocker”.

10.         Company Options. Section 4.05(c) of the Amended Merger Agreement is hereby amended in its entirety as follows:

Notwithstanding the foregoing, the Company Warrant shall be cancelled immediately prior to the Blocker Mergers Effective Time, by virtue of the Third Blocker Merger and without any action on the part of the HTP Parties, or the GPI Blocker Owner.

11.           Equity Interests Held in Treasury or Owned. Section 4.06(a) of the Amended Merger Agreement is hereby amended to add “or GPI Blocker” immediately after each instance of “Blocker” (but not including any references to Blocker Mergers Effective Time).

12.           Allocation Statement. Section 4.08 of the Amended Merger Agreement is hereby amended as follows:

a.	Section 4.08(b)(i) of the Amended Merger Agreement is hereby amended to add “or GPI Blocker Owner’s” immediately after “Blocker Owner’s” and to add “or GPI Blocker” immediately after “applicable Blocker”.

b.	Section 4.08(b)(ii) of the Amended Merger Agreement is hereby amended to add the following immediately after “each Blocker”: “and the Total GPI Blocker Consideration payable as of Effective Time with respect to the GPI Blocker”.

c.	The last sentence of Section 4.08 of the Amended Merger Agreement is hereby amended to add “or GPI Blocker Owner” immediately after each instance of “Blocker Owner”.

13.           Payment; Letter of Transmittal. Section 4.09 of the Amended Merger Agreement is hereby amended as follows:

a.	Section 4.09(a) of the Amended Merger Agreement is hereby amended to add “and Total GPI Blocker Consideration” immediately after “total Per Blocker Equity Interest Merger Consideration”.

b.	The first sentence of Section 4.09(b) of the Amended Merger Agreement is hereby amended and restated in its entirety as follows:

“As soon as reasonably practicable following the date that the Registration Statement shall have been declared effective by the SEC, the Company or the Exchange Agent shall mail or otherwise deliver to each Holder a Letter of Transmittal, which shall specify, among other things, that delivery shall be effected, and risk of loss and title to the Company Units shall pass to the Exchange Agent, upon delivery of the Letter of Transmittal, a counterpart signature to the Surviving Company A&R LLCA (“LLCA Counterpart”), a counterpart signature to the Tax Receivable Agreement (“TRA Counterpart”) and a joinder to the Exchange Agreement (“Exchange Agreement Joinder” and together with the TRA Counterpart, the LLCA Counterpart and the Letter of Transmittal, the “Exchange Documents”) subject to and upon the Effective Time.”

c.	Sections 4.09(b) and 4.09(c) of the Amended Merger Agreement are hereby amended to add “and GPI Blocker Owner” immediately after each instance of “Blocker Owners”.

d.	The last sentence of Section 4.09(c) of the Amended Merger Agreement is hereby amended to add “, GPI Blocker, GPI Blocker Owner” immediately after “, Blocker”.

e.	Clause (v) of Section 4.10(a) of the Amended Merger Agreement is hereby amended to add “to each Blocker Owner, the GPI Blocker Owner and to Surviving Pubco,” at the beginning of such clause.

f.	Section 4.13 shall apply to GPI Blocker and GPI Blocker Owner, and GPI Blocker and GPI Blocker Owner shall abide by all of the covenants of the Blockers and the Blocker Owners set forth in Section 4.13 of the Amended Merger Agreement, mutatis mutandis.

14.          Representations and Warranties of the GPI Parties.

a.	Except as set forth in the applicable section of the GPI Disclosure Schedules (as defined below), the GPI Parties hereby severally, and not jointly, make the representations and warranties of the Blocker Parties set forth in Article 5 of the Amended Merger Agreement, mutatis mutandis, to the HTP Parties and the Company (the “GPI Representations”); provided that, all references to the Pre-Closing Blocker Reorganization shall be disregarded. Sections 5.10, 6.26, 7.21 and 7.22 of the Amended Merger Agreement shall apply with respect to the GPI Parties and the GPI Representations, mutatis mutandis. “GPI Disclosure Schedule” means the confidential disclosure schedules delivered by the GPI Parties to HTP and the Company concurrently with the execution and delivery of this Amendment.

b.	Each GPI Party hereby acknowledges and agrees that upon consummation of the Transactions pursuant to the terms of the Amended Merger Agreement, the Company Warrant Agreement shall be terminated in all respects pursuant to its terms.

c.	Each GPI Party further agrees that the GPI Blocker Owner shall become a party to, and subject to the terms and restrictions of, the Amended and Restated Registration Rights Agreement for all purposes thereof, including by being subject to the terms of Section 3.6 of the Amended and Restated Registration Rights Agreement; provided that, the Parties acknowledge and agree that any Registrable Securities (as defined in the Amended and Restated Registration Rights Agreement) held by the GPI Blocker Owner were not issued to such holders as holders of Company Series B Preferred Units.

d.	Each GPI Party hereby acknowledges and agrees that the obligations of the Company and the HTP Parties set forth in Section 4.05(c) of the Amended Merger Agreement with respect to the rights of the holder of the Company Warrant, including under the Company Warrant Agreement, electing to cause the Company Warrant to be settled by an exchange of the equity of a blocker entity of such holder in accordance with Section 7.2 of the Company Warrant Agreement have been satisfied in all respects, subject to the rights of the GPI Parties pursuant to the Amended Merger Agreement.

15.         Capitalization. The third sentence of Section 6.06(a) of the Amended Merger Agreement is hereby amended to add “other than the Outstanding Warrant” immediately after “Each Company Option”.

16.          Covenants of the GPI Parties.

a.	Except as set forth in the applicable section of the GPI Disclosure Schedules, GPI Blocker shall abide by all of the covenants of the Blockers and the Blocker Parties set forth in Article 8 of the Amended Merger Agreement, mutatis mutandis; provided that, all references to the Pre-Closing Blocker Reorganization shall be disregarded.

b.	Each GPI Party hereby provides the waiver provided by the Company to HTP set forth in Section 8.04 of the Amended Merger Agreement, mutatis mutandis.

c.	During the Interim Period, GPI Blocker Owner shall not, without HTP’s and the Company’s prior written consent, (i) make or attempt to make any Transfer (as defined in the Company Voting and Support Agreement) of the Outstanding Warrant or (ii) exercise the Outstanding Warrant pursuant to Section 2 of the Company Warrant Agreement.

d.	The GPI Parties shall abide by all of the covenants of an Equityholder set forth in Section 1(h) and Section 1(i) of the Company Voting and Support Agreement, mutatis mutandis.

17.          Closing Deliverables. At or prior to the Closing, GPI Blocker shall deliver or cause to be delivered:

a.	to HTP, duly executed counterparts of the Amended and Restated Registration Rights Agreement;

b.	to HTP, (x) a properly completed IRS Form W-9 duly executed by the GPI Blocker Owner or (y) a certificate, duly executed and acknowledged by the GPI Blocker, satisfying the requirements of Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), certifying that the GPI Blocker is not, and has not been within the applicable period set forth in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code and an accompanying notice satisfying the requirements of Treasury Regulations Section 1.897-2(h);

c.	to HTP, all certificates, if any, representing GPI Blocker Equity Interests;

d.	to HTP, a certificate signed by an authorized person of GPI Blocker, dated the Closing Date, certifying that (i) each of the GPI Representations (without giving effect to any materiality or similar qualifications therein) shall be true and correct in all material respects as of the Closing Date, as if made anew as of that time (except to the extent that any such representation and warranty speaks expressly as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), and (ii) each of the covenants of the GPI Blockers to be performed under the Amended Merger Agreement and hereunder as of or prior to the Closing shall have been performed in all material respects (such certificate pursuant to clauses (i) and (ii), the “GPI Closing Certificate”); and

e.	to HTP, evidence of the written consents executed by all of the members or stockholders, as applicable, of the GPI Blocker evidencing (i) the adoption and approval of this Amendment and the Amended Merger Agreement, the GPI Blocker’s Blocker Merger and the other Transactions, (ii) the appointment of the Holder Representative as the initial Holder Representative under the Amended Merger Agreement as amended by this Amendment, and (iii) the adoption and approval of all agreements and documentation required to be entered into by or delivered by such Blocker in connection with the obligations of the GPI Blocker under this Amendment or the Amended Merger Agreement or the other Transactions.

18.           Tax Matters.

a.	The last sentence of Section 7.19(a) of the Amended Merger Agreement is hereby amended in its entirety as follows:

Each Blocker Merger Sub will be treated as a corporation for U.S. federal income tax purposes on the Closing Date.

b.	Section 10.03(a) of the Amended Merger Agreement is hereby amended and restated in its entirety as follows:

(a)       The Parties intend that for U.S. federal (and, as applicable, state and local) income Tax purposes: (i) the Domestication be treated as a reorganization within the meaning of Section 368(a)(1)(F) of the Code and that this Agreement be adopted as a “plan of reorganization” for purposes of Section 368 of the Code and the Treasury Regulations promulgated thereunder with respect thereto, (ii) the Surviving Company is a continuation of the Company and (iii) the receipt by Surviving Pubco of the Issued Surviving Company Units in the Company Merger be treated as in exchange for Surviving Pubco’s contribution of the Primary Capital to the Surviving Company in a contribution governed by Section 721 of the Code (clauses (i) through (iii), the “Intended Tax Treatment”). The Parties agree to use the interim closing method under Section 706 of the Code and the Treasury Regulations promulgated thereunder to allocate income, gain, loss, deduction or any other items of the Company between Surviving Pubco and the Holders for the taxable period that includes the Closing Date.

c.	Each of Sections 10.03(f) and (j) of the Amended Merger Agreement is hereby amended to add “, the GPI Blocker” immediately after each instance of “the Blockers”.

d.	Section 10.03(j) of the Amended Merger Agreement is hereby further amended to add “and the GPI Blocker Owner” immediately after “the Blocker Owners”.

19.           Closing Conditions to the Third Blocker Merger.

a.	The obligations of the HTP Parties to consummate, or cause to be consummated, the Third Blocker Merger pursuant to this Amendment and the Amended Merger Agreement is subject to the satisfaction of the following condition, which may be waived in writing by the HTP Parties:

i.	Covenants. Each of the covenants of the GPI Parties to be performed pursuant to this Amendment and the Amended Merger Agreement as of or prior to the Closing shall have been performed in all material respects.

b.	The obligations of the GPI Parties to consummate the Third Blocker Merger pursuant to this Amendment and the Amended Merger Agreement is subject to the satisfaction of the conditions set forth in Sections 11.01 and 11.03 of the Amended Merger Agreement, any one or more of which may be waived in writing by the GPI Parties.

c.	All conditions to the obligations of Parties to proceed with consummation of the Third Blocker Merger under this Amendment and the Amended Merger Agreement will be deemed to have been fully and completely satisfied or waived for all purposes if consummation of the Third Blocker Merger occurs.

20.           Annexes. Pursuant to this Amendment:

a.	An additional “Annex P” is hereby appended to the Amended Merger Agreement to include the “Form of Certificate of Merger VI – Third Blocker Merger” set forth on Exhibit A attached hereto.

b.	An additional “Annex Q” is hereby appended to the Amended Merger Agreement to include the “Form of Certificate of Merger VII – Third HTP Merger” set forth on Exhibit B attached hereto.

21.           Stock Exchange.

a.	The definition of “Approved Stock Exchange” is hereby amended and restated in its entirety as follows:

“Approved Stock Exchange” means the New York Stock Exchange (“NYSE”), the Nasdaq Stock Market (“Nasdaq”) or any other national securities exchange that may be agreed upon by the Parties.

b.	Each reference to “NYSE” in Sections 7.05, 9.03, 10.01, 10.04, 11.01, 11.03 and 12.01 is hereby replaced with “Approved Stock Exchange”.

22.           Surviving Pubco Board of Directors. Section 10.06 of the Amended Merger Agreement is hereby amended in its entirety as follows:

Surviving Pubco Board of Directors.  The Parties shall take all necessary action to cause the Board of Directors of Surviving Pubco (the “Surviving Pubco Board”) effective immediately upon the Closing to (i) consist of a total of eight (8) directors or, at the Company’s sole election, a total of nine (9) directors and (ii) be composed in accordance with Schedule 10.06.

23.           Amended and Restated Registration Rights Agreement. The following amendments are hereby made to the Form of Amended and Restated Registration Rights Agreement set forth on Annex C to the Amended Merger Agreement (the “Form of Amended and Restated Registration Rights Agreement”):

a.	Section 1.1 of the Form of Amended and Restated Registration Rights Agreement is hereby amended to add each of the following definitions in alphabetical order:

i.	“Lock-Up Period” shall mean the Founder Shares Lock-Up Period, Holder Lock-Up Period, Private Placement Lock-Up Period or other applicable lock-up period.

ii.	“Holder Lock-Up Period” shall mean, with respect to the Common Stock held by the Holder from and after the closing of the Business Combination, the period ending on the earlier of (A) the date that is one-hundred and eighty (180) days following the date of the closing of the Business Combination and (B) the date on which Company completes a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction that results in all of the Company’s public shareholders having the right to exchange their shares of Common Stock for cash, securities or other property.

b.	The phrase “applicable lock-up period” in the definition of “Permitted Transferee” set forth in Section 1.1 of the Form of Amended and Restated Registration Rights Agreement is hereby amended and restated to say “applicable Lock-Up Period”.

c.	The first sentence of Section 2.4.1 of the Amended and Restated Registration Rights Agreement is hereby amended in its entirety as follows:

Notwithstanding anything to the contrary in this Agreement, the Company shall not be obligated to effect any Demand Registration or Piggyback Registration of (i) any shares of Common Stock subject to the Founder Shares Lock-Up Period prior to the Founder Shares Lock-Up Period applicable to such shares of Common Stock, (ii) any Private Placement Warrants or Working Capital Warrants during the Private Placement Lock-Up Period or (iii) any shares of Common Stock subject to the Holder Lock-Up Period prior to the Holder Lock-Up Period applicable to such shares of Common Stock.

24.          The Parties hereby agree that neither the Form of Amended and Restated Registration Rights Agreement nor the Company Voting and Support Agreement may be amended in any way that adversely affects GPI Blocker Owner or GPI Blocker in a way that is materially different from other parties to such agreements without the prior written consent of GPI Blocker Owner or GPI Blocker, respectively.

25.          No Further Amendment.

a.	Except as expressly amended, modified and/or supplemented by this Amendment, all terms, conditions and provisions of the Amended Merger Agreement are and will remain in full force and effect and, as hereby amended, are hereby ratified and confirmed by the parties to the Amended Merger Agreement and this Amendment in all respects. Without limiting the generality of the foregoing, the amendments, modifications and/or supplements contained herein will not be construed as an amendment to or waiver of any other provision of the Amended Merger Agreement or as a waiver of or consent to any further or future action on the part of any party to the Amended Merger Agreement that would require the waiver or consent of any other party to the Amended Merger Agreement. On and after the date hereof, each reference in the Amended Merger Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference the Amended Merger Agreement in any other agreements, documents or instruments executed and delivered pursuant to, or in connection with, the Amended Merger Agreement and the other Ancillary Agreements will mean and be a reference to the Amended Merger Agreement, as amended, modified and/or supplemented by this Amendment.

b.	In the event of any inconsistency or conflict between the terms and provisions of the Amended Merger Agreement, on the one hand, and this Amendment, on the other hand, the terms and provisions of this Amendment shall govern and control.

26.          Miscellaneous. The provisions contained in Sections 12.01 (Termination), 12.02 (Effect of Termination), 14.02 (Waiver), 14.03 (Notices) (except in respect of the GPI Parties), 14.04 (Assignment), 14.05 (Rights of Third Parties), 14.06 (Expenses), 14.07 (Governing Law), 14.08 (Captions; Counterparts), 14.10 (Amendments), 14.12 (Severability), 14.13 (Jurisdiction; WAIVER OF TRIAL BY JURY), 14.14 (Enforcement), 14.15 (Non-Recourse) and 14.16 (Legal Representation) of the Amended Merger Agreement are hereby incorporated by reference into this Amendment, mutatis mutandis, and made a part of this Amendment as if set forth fully herein.

27.          Notices. All notices and other communications to the GPI Parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service, or (d) when delivered by email or other electronic transmission (in each case in this clause (d), during normal business hours and otherwise as of the immediately following Business Day), addressed as follows:

c/o GPI Capital, L.P.

1345 Avenue of the Americas, 32nd Floor

New York, NY 10105

Attention: Legal Department

Email: legal@gpicap.com

with copies (which shall not constitute notice) to:

Kirkland & Ellis LLP

1601 Elm Street

Dallas, TX 75201

Attention: Kevin Crews

Email: kevin.crews@kirkland.com

28.          Counterparts. A signed copy of this Amendment delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Amendment to be duly executed as of the date hereof.

HIGHLAND TRANSCEND PARTNERS I CORP.

By:
Name:
Title:

PICASSO MERGER SUB I, INC.

By:
Name:
Title:

PICASSO MERGER SUB II, LLC

By:
Name:
Title:

PICASSO MERGER SUB III, LLC

By:
Name:
Title:

PICASSO MERGER SUB IV, LLC

By:
Name:
Title:

[Signature Page to Second Amendment to the Agreement and Plan of Merger]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Amendment to be duly executed as of the date hereof.

CARLYLE PARTNERS VII PACER HOLDINGS, L.P.

By:
Name:
Title:

CP VII PACER CORP.

By:
Name:
Title:

CP VII PACER EU L.P.

By:
Name:
Title:

[Signature Page to Second Amendment to the Agreement and Plan of Merger]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Amendment to be duly executed as of the date hereof.

GPI Capital Gemini HoldCo LP

By:
Name:
Title:

GPI Capital Gemini LLC

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Amendment to be duly executed as of the date hereof.

PACKABLE HOLDINGS, LLC

By:
Name:
Title:

[Signature Page to Second Amendment to the Agreement and Plan of Merger]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Amendment to be duly executed as of the date hereof.

SHAREHOLDER REPRESENTATIVE SERVICES LLC

By:
Name:
Title:

[Signature Page to Second Amendment to the Agreement and Plan of Merger]

Exhibit A

Form of Certificate of Merger VI – Third Blocker Merger

[See attached]

CERTIFICATE OF MERGER

MERGING

PICASSO MERGER SUB IV, LLC

INTO

GPI CAPITAL GEMINI LLC

Pursuant to the provisions of Section 18-209 of the
Delaware Limited Liability Company Act

[_], 2022

GPI Capital Gemini LLC, a Delaware limited liability company (“GPI Blocker”), which desires to merge with Picasso Merger Sub IV, LLC, a Delaware limited liability company (“Merger Sub”), with GPI Blocker continuing as the surviving entity (the “Merger”) hereby certifies that:

FIRST: The name and state of formation of each of the constituent entities of the Merger are as follows:

Name	State of Formation
Picasso Merger Sub IV, LLC	Delaware
GPI Capital Gemini LLC	Delaware

SECOND: The Agreement and Plan of Merger, dated as of September 8, 2021, as amended by that certain First Amendment thereto, dated as of October 21, 2021 (the “Merger Agreement”) by and among Highland Transcend Partners I Corp., a Delaware corporation (“HTP”), Picasso Merger Sub I, Inc., a Delaware corporation (“Blocker Merger Sub I”), Picasso Merger Sub II, LLC, a Delaware limited liability company (“Blocker Merger Sub II”), Picasso Merger Sub III, LLC, a Delaware limited liability company (“Company Merger Sub”), Carlyle Partners VII Pacer Holdings, L.P., a Delaware limited partnership (“Pacer Holdings”), CP VII Pacer Corp., a Delaware corporation (“Pacer Corp. Blocker”), CP VII Pacer EU L.P., a Delaware limited partnership (“Pacer L.P. Blocker”), Packable Holdings, LLC, a Delaware limited liability company (formerly known as Entourage Commerce, LLC, the “Company”) and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the initial Holder Representative (as defined in the Merger Agreement) (the “Holder Representative”) and that certain Second Amendment thereto, dated as of January 21, 2022, by and between HTP, Blocker Merger Sub I, Blocker Merger Sub II, Company Merger Sub, Pacer Holdings, Pacer Cop. Blocker, Pacer L.P. Blocker, Merger Sub, GPI Capital Gemini HoldCo LP, a Delaware limited partnership, GPI Blocker, the Company and the Holder Representative, has been approved, adopted, certified, executed and acknowledged by each of the constituent companies in accordance with Section 18-209 of the Delaware Limited Liability Company Act (the “DLLCA”).

2

THIRD: GPI Blocker is the surviving entity of the Merger, and the name of the surviving entity shall be GPI Capital Gemini LLC.

FOURTH: The Merger shall be effective as of the time of the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

FIFTH: By reason of the Merger herein certified, the Certificate of Formation of the Company is to be amended and restated in its entirety as set forth in Exhibit A hereto and shall be the Certificate of Formation of the surviving entity until amended in accordance with the terms thereof and pursuant to the provisions of the DLLCA.

SIXTH: The executed Merger Agreement is on file at the office of the surviving entity at c/o of [_].

SEVENTH: A copy of the Merger Agreement will be furnished by the surviving entity, on request and without cost, to any member of either of the constituent entities of the Merger.

[Signature Page Follows]

3

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Merger as of the date first above written.

GPI CAPITAL GEMINI LLC

By:
Name:
Title:

[Signature Page to Certificate of Merger]

Exhibit B

Form of Certificate of Merger VII – Third HTP Merger

[See attached]

CERTIFICATE OF MERGER

MERGING

GPI CAPITAL GEMINI LLC

INTO

HIGHLAND TRANSCEND PARTNERS I CORP.

Pursuant to the provisions of Section 251 of the
Delaware General Corporation Law

[_], 2022

Highland Transcend Partners I Corp., a Delaware corporation (“Surviving Pubco”), which desires to merge with GPI Capital Gemini LLC, a Delaware limited liability company (“GPI Blocker”), with Surviving Pubco continuing as the surviving corporation (the “Merger”) hereby certifies that:

FIRST: The name and state of formation of each of the constituent entities of the Merger are as follows:

Name	State of Formation
GPI Capital Gemini LLC	Delaware
Highland Transcend Partners I Corp.	Delaware

SECOND: The Agreement and Plan of Merger, dated as of September 8, 2021, as amended by that certain First Amendment thereto, dated as of October 21, 2021 (the “Merger Agreement”) by and among Surviving Pubco, Picasso Merger Sub I, Inc., a Delaware corporation (“Blocker Merger Sub I”), Picasso Merger Sub II, LLC, a Delaware limited liability company (“Blocker Merger Sub II”), Picasso Merger Sub III, LLC, a Delaware limited liability company (“Company Merger Sub”), Carlyle Partners VII Pacer Holdings, L.P., a Delaware limited partnership (“Pacer Holdings”), CP VII Pacer Corp., a Delaware corporation (“Pacer Corp. Blocker”), CP VII Pacer EU L.P., a Delaware limited partnership (“Pacer L.P. Blocker”), Packable Holdings, LLC, a Delaware limited liability company (formerly known as Entourage Commerce, LLC, the “Company”) and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the initial Holder Representative (as defined in the Merger Agreement) (the “Holder Representative”) and that certain Second Amendment thereto, dated as of January 21, 2022, by and between Surviving Pubco, Blocker Merger Sub I, Blocker Merger Sub II, Company Merger Sub, Pacer Holdings, Pacer Cop. Blocker, Pacer L.P. Blocker, Picasso Merger Sub IV, LLC, a Delaware limited liability company and a wholly owned direct subsidiary of Surviving Pubco, GPI Capital Gemini HoldCo LP, a Delaware limited partnership, GPI Blocker, the Company and the Holder Representative, has been approved, adopted, certified, executed and acknowledged by each of the constituent companies in accordance with Section 251 of the Delaware General Corporation Law (the “DGCL”) (and by the written consent of their respective stockholders in accordance with Section 228 of the DGCL).

2

THIRD: Surviving Pubco is the surviving corporation of the Merger, and the name of the surviving corporation shall be Highland Transcend Partners I Corp.

FOURTH: The Merger shall be effective as of the time of the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

FIFTH: By reason of the Merger herein certified, the Certificate of Incorporation of the Corporation is to be amended and restated in its entirety as set forth in Exhibit A hereto and shall be the Certificate of Incorporation of the surviving corporation until amended in accordance with the terms thereof and pursuant to the provisions of the DGCL.

SIXTH: The executed Merger Agreement is on file at the office of the surviving corporation at c/o of [_].

SEVENTH: A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder or member of either of the constituent entities of the Merger.

[Signature Page Follows]

3

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Merger as of the date first above written.

Highland Transcend Partners I Corp.

By:
Name:
Title:

[Signature Page to Certificate of Merger]